SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                 __________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)    September 15, 1995

                         UNION PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             Utah                  1-6075            13-2626465
 (STATE OR OTHER JURISDICTION   (COMMISSION        (IRS EMPLOYER
       OF INCORPORATION)        FILE NUMBER)    IDENTIFICATION NO.)

     Eighth and Eaton Avenues, Bethlehem, Pennsylvania        18018
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

     Registrant's telephone number, including area code   (610) 861-3200

                                    N/A
        FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




          ITEM 5.   OTHER EVENTS.

               On September 15, 1995, Union Pacific Corporation (the "Registrant") announced that its wholly owned subsidiary, UP Acquisition Corporation ("UP Acquisition"), in accordance with the terms of its tender offer which expired at midnight, New York time, on Wednesday, September 6, 1995, has determined that the final proration factor is 37.7%. The Registrant announced that UP Acquisition expects to begin making payment today of $25.00 per share for 39,034,471 shares of common stock of Southern Pacific Rail Corporation ("SP") previously accepted for payment and will return certificates for unpurchased shares shortly. The shares of SP common stock acquired in the tender offer are being held in a voting trust. Following the satisfaction of certain conditions, including, among others, approval of the merger by the Interstate Commerce Commission and approval by the SP stockholders, SP will be merged with and into Union Pacific Railroad Company, a wholly owned subsidiary of the Registrant ("UPRR"), pursuant to the terms of a definitive Agreement and Plan of Merger, dated as of August 3, 1995, by and among the Registrant, UP Acquisition, UPRR and SP. A copy of the press release pertaining to the foregoing announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

               (C)  EXHIBITS.

               99.1 Press Release issued by the Registrant on
                    September 15, 1995.



                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          September 15, 1995

                                   UNION PACIFIC CORPORATION

                                   By:  /s/  CARL W. VON BERNUTH
                                   Name:   Carl W. von Bernuth
                                   Title:  Senior Vice President
                                            and General Counsel




                                EXHIBIT INDEX

          Exhibit                Description

          99.1 Text of Press Release issued by the Registrant on September 15, 1995.